                                                                    EXHIBIT 10.4

                        FIRST AMENDMENT TO FIRST AMENDED
                     AND RESTATED REVOLVING CREDIT AGREEMENT


     THIS FIRST AMENDMENT TO FIRST AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "Amendment") made as of this ___day of _____________, 1999, by and among WALDEN RESIDENTIAL PROPERTIES, INC., a Maryland corporation having its principal place of business at 5080 Spectrum Drive, Suite 1000 East, Addison, Texas 75001 ("Walden"), WALDEN/DREVER OPERATING PARTNERSHIP, L.P., a Delaware limited partnership having its principal place of business at 5080 Spectrum Drive, Suite 1000 East, Addison, Texas 75001 ("WDOP"; and Walden and WDOP are hereinafter referred to collectively as the "Borrowers"), BANKBOSTON, N.A. ("BKB"), KEYBANK NATIONAL ASSOCIATION ("KeyBank"), BANK OF MONTREAL, CHICAGO BRANCH ("Bank of Montreal"), DRESDNER BANK AG NEW YORK AND GRAND CAYMAN BRANCHES ("Dresdner"), FIRST UNION NATIONAL BANK ("First Union"), and COMPASS BANK ("Compass"; and BKB, KeyBank, Bank of Montreal, Dresdner, First Union and Compass are herein referred to collectively as the "Banks"), and BANKBOSTON, N.A., as Agent for the Banks (the "Agent").

                                    RECITALS.

     WHEREAS, Borrowers, the Agent and certain of the Banks entered into that certain First Amended and Restated Revolving Credit Agreement dated as of December 18, 1998, among Borrowers, Agent and the Banks (such agreement, as the same may be amended, modified, extended, revised, or supplemented in accordance with its terms, is hereinafter referred to as the "Loan Agreement"), whereby BKB, the other Banks and the other lending institutions which might become parties thereto agreed to make available to Borrowers a revolving line of credit in the amount of $150,000,000.00 and a "swing loan" facility in the amount of $10,000,000.00 upon the terms set forth in the Loan Agreement; and

     WHEREAS, the parties hereto desire to modify and amend certain terms and provisions of the Loan Agreement; and

     WHEREAS, as a condition to such modification, the parties hereto hereby execute this Amendment;

     NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:


     1. Definitions. All terms used herein which are not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

     2. Modification of the Loan Agreement. Borrowers, the Banks, and Agent do hereby modify and amend the Loan Agreement as follows:

         (a) By deleting the words and numbers "fifty percent (50%)" appearing in the definition of "Borrowing Base", which definition appears on pages 3 and 4 of the Loan Agreement, and inserting in lieu thereof the words and numbers "fifty-five percent (55%)";

         (b) By deleting the words and numbers "fifty percent (50%)" appearing in the definition of "Collateral Borrowing Base", which definition appears on page 4 of the Loan Agreement, and inserting in lieu thereof the words and numbers "fifty-five percent (55%)";

         (c) By deleting the number "2.00" appearing in the eleventh (11th) line of the definition of "Debt Service Coverage Amount", which definition appears on page 6 of the Loan Agreement, and inserting in lieu thereof the number "1.82";

         (d) By inserting in Section 1.1 of the Loan Agreement between the definitions of "Net Income (or Deficit)" and "Non-Recourse Indebtedness" appearing on page 11 of the Loan Agreement the following new defined term "Net Operating Income (or Deficit)" and definition thereof:

         "Net Operating Income (or Deficit). With respect to any Person (or any asset of any Person) for any fiscal period, the net operating income (or deficit) of such Person (or attributable to such asset), after deduction of all expenses, taxes and other proper charges, determined in accordance with generally accepted accounting principles.";

         (e) By deleting the definition of "Operating Cash Flow" appearing on pages 11 and 12 of the Loan Agreement and inserting in lieu thereof the following new definition of "Operating Cash Flow":

     "With respect to any Person (or any asset of any Person) for any period, an amount equal to the sum of (a) the Net Operating Income of such Person (or attributable to such asset) for such period plus (b) depreciation and amortization and interest expense, all as determined in accordance with generally accepted accounting principles.";

         (f) By inserting after the word "year" appearing in the fifth (5th) line of Section 7.4(a) of the Loan Agreement, which Section 7.4(a) appears on page 41 of the Loan Agreement, the following:

     "(it being acknowledged and agreed to by Agent and the Banks that WDOP shall not be required to show comparative figures for fiscal year 1997 on its consolidated balance sheet and related statements for fiscal year
     1998)";

         (g) By deleting Section 7.4(b) of the Loan Agreement appearing on page 42 thereof in its entirety and inserting in lieu thereof the following new
Section 7.4(b):

         "(b) (i) as soon as practicable, but in any event not later than 45 days after the end of each of the first three fiscal quarters of Walden, copies of the unaudited consolidated balance sheet of Walden and its Subsidiaries as of the end of such quarter, and the related unaudited consolidated statements of income, changes in shareholder's equity and cash flows for the portion of Walden's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles (which may be provided by inclusion in the Form 10-Q of Walden for such period provided pursuant to subsection (c) below), together with a certification by the principal financial or accounting officer of Walden that the information contained in such financial statements fairly presents the financial position of Walden and its Subsidiaries on the date thereof (subject to year-end adjustments);

         (ii) as soon as practicable, but in any event not later than 45 days after the end of each of the first three fiscal quarters of WDOP, copies of the unaudited consolidated balance sheet of WDOP and its Subsidiaries as of the end of such quarter, and the related unaudited consolidated statements of income for the portion of WDOP's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of Walden, as the general partner of WDOP, that the information contained in such financial statements fairly presents the financial position of WDOP and its Subsidiaries on the date thereof (subject to year-end adjustments);";

         (h) By inserting after the word "filed" appearing in the third (3rd) line of Section 7.4(c) of the Loan Agreement, which Section 7.4(c) appears on page 42 of the Loan Agreement, the words "by Walden";

         (i) By deleting the figure "$35,000,000.00" appearing in Section 8.3(k) of the Loan Agreement, which Section 8.3(k) appears on page 54 thereof, and inserting in lieu thereof the words "five percent (5%) of Walden's Consolidated Total Assets";

         (j) By deleting the figure "$25,000,000.00" appearing in Section 8.8 of the Loan Agreement, which Section 8.8 appears on page 56 thereof, and inserting in lieu thereof the figure "$50,000,000.00"; and

         (k) By deleting from Section 9.2(c) of the Loan Agreement appearing on page 58 thereof (A) the words and romanette "the sum of (i)" appearing in the second (2nd) line of said Section 9.2(c) and (B) the clause "plus (ii) Preferred Distributions of Walden, WDOP and their respective Subsidiaries for the Test Period".

     3. References to Loan Agreement. All references in the Loan Documents and the Escrowed Security Documents to the Loan Agreement shall be deemed a reference to the Loan Agreement as modified and amended herein.

     4. Representations and Warranties. Borrowers represent and warrant to the Banks and Agent as follows:

         (a) Authorization. The execution, delivery and performance of this Amendment and the transactions contemplated hereby and thereby (i) are within the authority of Borrowers, (ii) have been duly authorized by all necessary proceedings on the part of such Persons, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of such Persons is subject or any judgment, order, writ, injunction, license or permit applicable to such Persons, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon any of such Persons or any of its properties or to which any of such Persons is subject, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Persons.

         (b) Enforceability. The execution and delivery of this Amendment are valid and legally binding obligations of Borrowers enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         (c) Approvals. The execution, delivery, and performance of this Amendment and the transactions contemplated hereby and thereby do not require the approval or consent of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained.

     5. No Default. By execution hereof, Borrowers certify that Borrowers are and will be in compliance with all covenants under the Loan Documents after the execution and delivery of this Amendment, and that no Default or Event of Default has occurred and is continuing.

     6. Waiver of Claims. Borrowers acknowledge, represent, and agree that Borrowers have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loans or with respect to any acts or omissions of Agent or any of the Banks, or any past or present officers, agents or employees of Agent or any of the Banks, and each of Borrowers does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

     7. Ratification. Except as hereinabove set forth, all terms, covenants, and provisions of the Loan Agreement and the other Loan Documents remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Loan Agreement as modified and amended herein. Nothing in this Amendment shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment, or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrowers under the Loan Documents.

     8. Amendment as Loan Document. This Amendment shall constitute a Loan Document.

     9. Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

     10. Miscellaneous. This Amendment shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Loan Agreement.





                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have hereto set their hands and affixed their seals as of the day and year first above written.


                                     BANKBOSTON, N.A., individually and as Agent


                                     By:
                                        ---------------------------------
                                        Jeffrey L. Warwick, Director

                                       KEYBANK NATIONAL ASSOCIATION


                                       By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                         BANK OF MONTREAL, CHICAGO BRANCH


                                         By:
                                            ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                         DRESDNER BANK AG NEW YORK AND
                                         GRAND CAYMAN BRANCHES


                                         By:
                                            ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                         By:
                                            ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                         FIRST UNION NATIONAL BANK



                                         By:
                                            ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                        COMPASS BANK



                                         By:
                                            ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                      WALDEN/DREVER OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, by its sole general partner

                                      By:  Walden Residential Properties, Inc.,
                                           a Maryland corporation



                                           By:
                                              ----------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------


                                                       [CORPORATE SEAL]



                                      WALDEN RESIDENTIAL PROPERTIES, INC.,
                                      a Maryland corporation



                                      By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                                       [CORPORATE SEAL]

================================================================================





--------------------------------------------------------------------------------

                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                                GGL VENTURES, LLC

                       A Georgia Limited Liability Company

--------------------------------------------------------------------------------




THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED, IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION SET FORTH IN
SECTION 10-5-9(13) OF SUCH ACT. IN ADDITION, THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM SUCH REGISTRATION SET FORTH IN THE SECURITIES ACT OF 1933. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS OPERATING AGREEMENT AND IN A TRANSACTION WHICH IS EITHER EXEMPT FROM REGISTRATION UNDER SUCH ACTS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS.





================================================================================

                                TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
ARTICLE I.

   DEFINITIONS

   1.1   Definitions ...........................................................      2
   1.2   Construction ..........................................................      8

ARTICLE II.

   FORMATION OF THE COMPANY

   2.1   Formation .............................................................      8
   2.2   Name ..................................................................      9
   2.3   Principal Place of Business ...........................................      9
   2.4   Registered Office and Registered Agent ................................      9

ARTICLE III.

   BUSINESS OF THE COMPANY

ARTICLE IV.

   NAMES AND ADDRESSES OF MEMBERS

ARTICLE V.

   MANAGEMENT

   5.1   Management ............................................................     10
   5.2   Number, Tenure and Qualifications of Managers .........................     10
   5.3   Certain Powers of Managers ............................................     10
   5.4   Member Voting Rights ..................................................     11
   5.5   Liability for Certain Acts ............................................     11
   5.6   Members and Managers Have No Exclusive Duty to Company ................     11
   5.7   Certain Transactions ..................................................     11
   5.8   Bank Accounts .........................................................     12
   5.9   Indemnity of the Managers, Employees and Other Agents .................     12
   5.10  Resignation ...........................................................     12
   5.11  Vacancies .............................................................     12
   5.12  Compensation of Manager ...............................................     12
   5.13  Decisions Requiring Consent of Class B Member .........................     12

                                                                                    Page
                                                                                    ----
   5.14  Termination of Management Agreement ...................................     13
   5.15  Management Agreement ..................................................     13

ARTICLE VI.

   MEETINGS OF MEMBERS

   6.1   Meetings ..............................................................     14
   6.2   Place of Meetings .....................................................     14
   6.3   Notice of Meetings ....................................................     14
   6.4   Meeting of All Members ................................................     14
   6.5   Record Date ...........................................................     14
   6.6   Proxies ...............................................................     14
   6.7   Action by Members Without a Meeting ...................................     14
   6.8   Waiver of Notice ......................................................     15
   6.9   Meeting by Telephone ..................................................     15
   6.10  Voting Rights of Class B Member .......................................     15

ARTICLE VII.

   RIGHTS AND OBLIGATIONS OF MEMBERS

   7.1   Limitation of Liability ...............................................     15
   7.2   No Liability for Company Obligations ..................................     15
   7.3   List of Members .......................................................     15
   7.4   Priority and Return of Capital ........................................     15

ARTICLE VIII.

   CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

   8.1   Members' Initial Capital Contributions and Company Payments ...........     16
   8.2   Additional Capital Contributions ......................................     16
   8.3   Maintenance of Capital Accounts .......................................     16
   8.4   Distribution of Assets ................................................     17
   8.5   Compliance with Code Section 704(b) ...................................     17

ARTICLE IX.

   DISTRIBUTIONS TO MEMBERS

   9.1   Distributable Cash from Operations ....................................     18
   9.2   Distributable Cash from Sales or Refinancings .........................     18
   9.3   Payments of Overdue Amount ............................................     19
   9.4   Interest on and Return of Capital Contribution ........................     19
   9.5   Loans to Company ......................................................     19

                                                                                    Page
                                                                                    ----
ARTICLE X.

   ALLOCATIONS AND TAXES

   10.1   Allocations of Net Profits ...........................................     19
   10.2   Allocation of Net Loss ...............................................     20
   10.3   Limitation on Net Loss Allocation ....................................     21
   10.4   Nonrecourse Deductions and Member Nonrecourse Deductions .............     21
   10.5   Minimum Gain and Member Nonrecourse Debt Minimum Gain Chargeback .....     21
   10.6   Qualified Income Offset ..............................................     21
   10.7   Section 704(c) Allocation ............................................     21
   10.8   Distributions Allocable to Nonrecourse Liabilities ...................     21
   10.9   Curative Allocations .................................................     22
   10.10  Elections ............................................................     22
   10.11  Taxes of Taxing Jurisdictions ........................................     22
   10.12  Tax Matters Partner ..................................................     22

ARTICLE XI.

   BOOKS AND RECORDS

   11.1   Accounting Period ....................................................     23
   11.2   Records, Audits and Reports ..........................................     23
   11.3   Tax Returns ..........................................................     23
   11.4   Financial Statements .................................................     23
   11.5   Preparation of Returns and Audits ....................................     24

ARTICLE XII.

   TRANSFERABILITY

   12.1   Permitted Transfers ..................................................     24
   12.2   Admission of Transferees as Member ...................................     24
   12.3   Redemption Right .....................................................     24
   12.4   Effect of Certain Distributions to Class B Member ....................     24
   12.5   Withdrawal Events ....................................................     25

ARTICLE XIII.

   DISSOLUTION AND TERMINATION

   13.1   Dissolution ..........................................................     25

                                                                                   Page
                                                                                   ----
   13.2   Effect of Dissolution ................................................     26
   13.3   Winding Up, Liquidation and Distribution of Assets ...................     26
   13.4   Certificate of Termination ...........................................     27
   13.5   Return of Contribution Nonrecourse to Other Members ..................     27

ARTICLE XIV.

   MISCELLANEOUS PROVISIONS

   14.1   Books of Account and Records .........................................     27
   14.2   Application of Georgia Law ...........................................     27
   14.3   Derivative Actions ...................................................     27
   14.4   No Action for Partition ..............................................     28
   14.5   Notices ..............................................................     28
   14.6   Execution of Additional Instruments ..................................     28
   14.7   Construction .........................................................     28
   14.8   Headings .............................................................     28
   14.9   Waivers ..............................................................     28
   14.10  Rights and Remedies Cumulative .......................................     28
   14.11  Heirs, Successors and Assigns ........................................     28
   14.12  Creditors ............................................................     28
   14.13  Counterparts .........................................................     28
   14.14  Evidence of Membership Interests .....................................     29
   14.15  Restrictions on Assignment of Membership Interests ...................     29
   14.16  Amendments ...........................................................     29
   14.17  Invalidity ...........................................................     29
   14.18  Arbitration ..........................................................     29
   14.19  Further Assurances ...................................................     30
   14.20  Time .................................................................     30
   14.21  Entity Characterization ..............................................     30

                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                                GGL VENTURES, LLC


     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED, IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION SET FORTH IN SECTION 10-5-9(13) OF SUCH ACT. IN ADDITION, THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM SUCH REGISTRATION SET FORTH IN THE SECURITIES ACT OF 1933. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS OPERATING AGREEMENT AND IN A TRANSACTION WHICH IS EITHER EXEMPT FROM REGISTRATION UNDER SUCH ACTS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS.

         THIS AMENDED AND RESTATED OPERATING AGREEMENT OF GGL VENTURES, LLC (the "Company") is made and entered into as of December __, 1998, by and among the undersigned parties listed on Exhibit "A" attached hereto and by this reference made a part hereof (each hereinafter referred to individually, as a "Class A Member" and collectively, as the "Class A Members"), WGGL Corp., a Delaware corporation (the "Class B Member"), the undersigned Managers of the Company, (each hereinafter referred to individually as a "Manager" and collectively as the "Managers") and the Persons who hereafter become Members or Managers of the Company in accordance with the provisions hereof.

                                    RECITALS


     WHEREAS, Francesco Galesi entered into that certain Operating Agreement of GGL Ventures, LLC, a Georgia limited liability company, dated as of October 1, 1998 (the "Prior Agreement");

     WHEREAS, Francesco Galesi intends to amend and restate the Prior Agreement to, among other things, admit the Class A Members and the Class B Member as Members of the Company;

     WHEREAS, the Class A Members and the Class B Member will constitute the Members of the Company; and

     WHEREAS, this amended and restated Agreement constitutes the Operating Agreement of the Company;

     NOW THEREFORE, in consideration of the premises and of the mutual agreements and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties to this Agreement hereby amend and restate the Prior Agreement in its entirety by executing and delivering this Agreement, and hereby specifically agree as follows:


                                   ARTICLE I.

                                   DEFINITIONS

     1.1 DEFINITIONS. The following terms used in this Operating Agreement shall have the following meanings (unless otherwise expressly provided herein):

     "ADDITIONAL CAPITAL CONTRIBUTION." As of any given date, any Capital Contribution made by a Member to the Company pursuant to Section 8.2 in excess of a Member's Initial Capital Contribution.

     "ADJUSTED CAPITAL ACCOUNT DEFICIT." The Adjusted Capital Account Deficit of any Member means, as of any particular date, the deficit balance, if any, in such Member's Capital Account as of such date, as determined in the manner provided in Section 8.4 hereof and by then adjusting such Capital Account as so determined as follows:

     (a) Such Capital Account shall be increased to reflect any amounts, if any, attributable to partnership minimum gain or partner nonrecourse debt minimum gain which such Member is deemed to be obligated to restore pursuant to Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5).

     (b) Such Capital Account shall be reduced to reflect any items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

     (c) If such Adjusted Capital Account Deficit is being determined as of the last day of a Fiscal Year for purposes of Section 10.6 hereof, then such Capital Account shall be adjusted to reflect the tentative allocation to such Member of all amounts that would be required to be allocated to such Member for such Fiscal Year if Section 10.6 were not a part of this Operating Agreement.

     The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     "AFFILIATE." means as to any Member or Manager (i) any Person directly or indirectly controlling, controlled by, or under common control with such Member or Manager; (ii) any member of the immediate family of such Member or Manager;
(iii) any legal representative, trustee or anyone acting in a substantially similar capacity as to such Member or Manager; (iv) any Person of which a majority of the voting interests is owned by such Member or Manager or an affiliate; or (v) any Person who is an officer, director, general partner, trustee or holder of five percent (5%) or more of the voting securities or beneficial interests of such Member or Manager.

     "ARTICLES OF ORGANIZATION." The Articles of Organization of the Company as filed with the Secretary of State of Georgia, as the same may be amended from time to time.

     "BANKRUPTCY." Any event of dissociation described in Sections 14-11-601(a)(5) or (6) of the Georgia Act.

     "CAPITAL ACCOUNT." A capital account, as defined in Section 8.3 hereof and maintained in accordance with Section 8.3 hereof.

     "CAPITAL CONTRIBUTION." Any contribution, as defined in Georgia Act Section 14-11-101(4), to the capital of the Company in cash or property by a Member whenever made.

     "CLASS A MEMBER." Each of the parties listed on Exhibit "A" who executes a counterpart of this Operating Agreement as a Class A Member and any Person who may hereafter become a Class A Member pursuant to this Operating Agreement.

     "CLASS B MEMBER." WGGL Corp., a Delaware corporation, and any Person who may hereafter become a Class B Member pursuant to this Operating Agreement.

     "CLASS A MEMBER PREFERRED RETURN." An amount, calculated like simple interest, at twelve percent (12%) per annum without compounding, computed with respect to any unreimbursed portion of the Initial Capital Contributions of the Class A Members, and any unreimbursed portion of any Additional Capital Contributions contributed to the capital of the Company by any Class A Member.

     "CLASS B MEMBER FIRST PREFERRED RETURN." An amount, calculated like simple interest, at twelve percent (12%) per annum without compounding, computed with respect to any Unrepaid Class B Member Capital Contributions.

     "CLASS B MEMBER SECOND PREFERRED RETURN." An amount, calculated like simple interest, at six percent (6%) per annum without compounding, computed with respect to any Unrepaid Class B Member Capital Contributions.

     "CODE." The Internal Revenue Code of 1986, as amended from time to time.

     "COMPANY." GGL Ventures, LLC.

     "DEPRECIATION." For each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset with respect to such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis.

     "DISTRIBUTABLE CASH." All cash, revenues and funds received by the Company, less the sum of the following to the extent paid or set aside by the Company;
(i) all principal and interest payments on indebtedness of the Company and all other sums paid to lenders; (ii) all cash expenditures incurred incident to the normal operation of the Company's business; and (iii) such Reserves as the Managers deem reasonably necessary to the proper operation of the Company's business. Distributable Cash received by any Managed Entity shall be distributed to the Company and treated as Distributable Cash of the Company for purposes of this Operating Agreement.

     "DISTRIBUTABLE CASH FROM OPERATIONS" Any Distributable Cash as herein defined other than Distributable Cash from Sales or Refinancings.

     "DISTRIBUTABLE CASH FROM SALES OR REFINANCINGS" Any Distributable Cash as herein defined derived from a sale of any one or more projects owned by the Company or by any Managed Entity or a refinancing of any loan secured by any one or more projects owned by the Company or by any Managed Entity or proceeds of any casualty insurance policy or award from any condemnation or taking of one or more projects owned by the Company or by any Managed Entity to the extent either such proceeds or such award is not used for the repair or redevelopment of the project or used to discharge any loan to the Company or the Managed Entity, as the case may be.

     "ENTITY." Any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association or any foreign trust or foreign business organization.

     "FISCAL YEAR." The Company's fiscal year, which shall be the calendar year.

     "GEORGIA ACT." The Georgia Limited Liability Company Act at O.C.G.A.
Section 14-11-100, et seq.

     "GROSS ASSET VALUE." means with respect to any asset, the asset's adjusted tax basis for federal income tax purposes, except as follows:

          (a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by agreement of the contributing Member and the other Members;

          (b) The Gross Asset Values of all Company assets shall be adjusted to equal their fair market values, as determined by agreement of the Members, as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for such Member's interest in the Company; and (iii) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i) and (ii) above shall be made only if the

     Managers reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

          (c) The Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution as determined by the agreement of the distributee Member and the Managers;

          (d) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Sections 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this clause (d) to the extent that the Managers determine that an adjustment pursuant to clause (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d); and

          (e) If the Gross Asset Value of an asset has been determined or adjusted pursuant to clause (a), (b) or (d) hereof, such Gross Asset Value shall hereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Loss.

     "INITIAL CAPITAL CONTRIBUTION." The initial contribution to the capital of the Company made by a Member pursuant to this Operating Agreement.

     "MAJORITY INTEREST." The Membership Interests which at the time the action is taken have voting rights and which taken together, represent more than fifty percent (50%) of the Membership Interests of the Members, or of a class of Members, or a higher percentage (e.g., Seventy-five Percent Majority Interest), as is expressly stated in the operative Section of this Operating Agreement.

     "MANAGED ENTITY." An Entity which may be a partnership or limited liability company and which owns multi-family residential real property, in which Entity the Company owns an interest and serves as general partner or manager.

     "MANAGERS." Galesi Woodlake, Inc., a New York corporation, and Rotterdam Ventures, Inc., a New York corporation, which are designated as the initial Managers pursuant to this Operating Agreement or any other person that succeeds any of said Persons in the capacity as Manager.

     "MEMBER." Each of the parties who executes a counterpart of this Operating Agreement as a Class A Member or Class B Member and each of the parties who may hereafter become Members.

     "MEMBERSHIP INTEREST." The interest in the Company owned by a Member, including the Member's rights to distributions and allocations of Net Profits and Net Losses and the right to exercise the voting or approval rights of a Member. The respective Membership Interests of each Member, expressed as a percentage, are Class A Members - 26.67% and Class B Member - 73.33%. The respective Membership Interests of the Class A Members are set forth in Exhibit "A".

     "NET PROFITS" AND "NET LOSSES." means, for each Fiscal Year, the Company's taxable income or taxable loss for such Fiscal Year, as determined under Code
Section 703(a), and Regulations Section 1.703-1 (and for this purpose all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or taxable loss), but with the following adjustments:

     (a) Any tax-exempt income, as described in Code Section 705(a)(1)(B), realized by the Company during such Fiscal Year shall be taken into account in computing such taxable income or taxable loss as if it were taxable income;

     (b) Any expenditures of the Company described in Code Section 705(a)(2)(B), or treated as expenditures described in Code Section 705(a)(2)(B) pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), shall be subtracted from such taxable income or loss;

     (c) In the event the Gross Asset Value of any Company asset is adjusted hereunder, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

     (d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

     (e) Depreciation, as defined herein, for such Fiscal Year shall be taken into account in computing such taxable income or taxable loss in lieu of any amortization, depreciation or cost recovery deduction to which the Company is entitled for such Fiscal Year with respect to its assets;

     (f) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 734(b) or 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Member's Membership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

     (g) Notwithstanding the foregoing, any items which are specially allocated pursuant to Sections 10.4 through 10.6 hereof shall not be taken into account in computing Net Income or Net Loss.

If the Company's taxable income or taxable loss for such Fiscal Year, as adjusted in the manner provided in Subsections(a) through (f), is a positive amount, such amount shall be the Company's Net Profit for such Fiscal Year; and if negative, such amount shall be the Company's Net Loss for such Fiscal Year.

     "NOTICE." A notice, request, demand or other communication in writing, delivered pursuant to this Agreement.

     "OFFSETTABLE DECREASE." Any allocation that unexpectedly causes or increases an Adjusted Capital Account Deficit of a Member as of the end of the taxable year to which the allocation relates attributable to depletion allowances under Regulations Section 1.704-1(b)(2)(iv)(k), allocations of loss and deductions under Code Sections 704(e)(2) or 706(d) or under Regulations
Section 1.751-1(b)(2)(ii), or distributions that, as of the end of the year, are reasonably expected to be made to the extent they exceed the offsetting increases to such Member's Capital Account that reasonably are expected to occur during (or prior to) the taxable years in which such distributions are expected to be made (other than increases pursuant to a minimum gain chargeback under Section 10.5 hereof).

     "OPERATING AGREEMENT." This Operating Agreement as originally executed and as amended from time to time.

     "PENALTY RATE." Fifteen percent (15%) per annum.

     "PROPERTY MANAGER." Any Person who may become the Property Manager as determined by the Managers.

     "PERSON." Any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such "Person" where the context so permits.

     "REGULATIONS." The Federal Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "RESERVES." With respect to any fiscal period, funds set aside or amounts allocated during such period to reserves which shall be maintained in amounts deemed sufficient by mutual agreement of the Class B Member and the Managers for working capital and to pay taxes, insurance, debt service or other costs or expenses incident to the ownership or operation of the Company's business, including its ownership of the Properties.

     "TAXING JURISDICTION." Any state, local, or foreign government that collects tax, interest or penalties, however designated, on any Member's share of the income or gain attributable to the Company.

     "TRANSFERRING MEMBER." A Member who sells, assigns, pledges, hypothecates or otherwise transfers for consideration or gratuitously all or any portion of its Membership Interest.

     "UNPAID CLASS A MEMBER PREFERRED RETURN." with respect to any Class A Member, the cumulative Class A Member Preferred Return computed with respect to such Class A Member from the date hereof reduced by the cumulative amount of distributions paid to the Class A Member pursuant to Sections 9.1(b) and 9.2(c).

     "UNPAID CLASS B MEMBER FIRST PREFERRED RETURN." with respect to the Class B Member, the cumulative Class B Member First Preferred Return computed with respect to the Class B Member from the date hereof reduced by the cumulative amount of distributions paid to the Class B Member pursuant to Sections 9.1(a) and 9.2(b).

     "UNPAID CLASS B MEMBER SECOND PREFERRED RETURN." with respect to the Class B Member, the cumulative Class B Member Second Preferred Return computed with respect to the Class B Member from the date hereof reduced by the cumulative amount of distributions paid to the Class B Member pursuant to Sections 9.1(c) and 9.2(d).

     "UNREPAID CLASS B MEMBER CAPITAL CONTRIBUTIONS." with respect to the Class B Member, the Initial Capital Contribution and cumulative Additional Capital Contributions made by the Class B Member to the Company from the date hereof reduced by the cumulative amount of distributions paid to the Class B Member pursuant to Sections 9.1(d) and 9.2(a).

     1.2 CONSTRUCTION. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine, and neuter. All references to Articles and Sections refer to articles and sections of this Agreement, and all references to Exhibits are to Exhibits attached hereto, each of which is made a part hereof for all purposes. The captions used herein are intended for convenience of reference only, shall not constitute any part of the Agreement and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of the Agreement. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party.


                                   ARTICLE II.

                            FORMATION OF THE COMPANY

     2.1 FORMATION. On October 1, 1998, William M. Joseph formed the Company as a Georgia Limited Liability Company by executing and delivering articles of organization to the Secretary of State of Georgia in accordance with the provisions of the Georgia Act.

     2.2 NAME. The name of the Company as stated in its Articles of Organization is GGL Ventures, LLC.

     2.3 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company is 695 Rotterdam Industrial Park, Schenectady, NY 12306. The Company may locate its places of business and registered office at any other place or places as the Managers may from time to time deem advisable.

     2.4 REGISTERED OFFICE AND REGISTERED AGENT. The Company's initial registered office shall be at the office of its registered agent at 1409 Peachtree Street, N.E., Atlanta, Georgia, and the name of its initial registered agent at such address is Paul P. Mattingly. The registered office and registered agent may be changed from time to time by the Company filing the address of the new registered office and/or the name of the new registered agent with the Secretary of State of Georgia pursuant to the Georgia Act and the applicable rules promulgated thereunder.


                                  ARTICLE III.

                            BUSINESS OF THE COMPANY

     The purpose of the Company is to (a) acquire, own, manage, operate, lease, sell, and otherwise dispose of multi-family residential real property or interests in Managed Entities, and to invest and reinvesting any funds held as Reserves pursuant to the terms of this Operating Agreement and (b) enter into a management agreement with Walden Residential Properties, Inc. ("Walden") or one or more of its Affiliates (or a management agreement with an Affiliate of a Class A Member which will assign its interest thereunder to Walden or one or more of its Affiliates), in the form attached hereto as Exhibit "B" (the "Management Agreement"). Except as otherwise permitted in this Operating Agreement, the Company shall not engage in any other activity or business.


                                   ARTICLE IV.

                         NAMES AND ADDRESSES OF MEMBERS

The names and addresses of the Class A Members are as stated in Exhibit "A". The names and addresses of the Class B Member is:

WGGL Corp.
c/o Walden Residential Properties, Inc.
5080 Spectrum Drive
Suite 1000 East
Addison, Texas  75001.

                                   ARTICLE V.

                                   MANAGEMENT

     5.1 MANAGEMENT. The business and affairs of the Company shall be managed by its Managers. Except for situations in which the approval of the Members is expressly required by this Operating Agreement or by non-waivable provisions of applicable law, the Managers shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business. At any time when there is more than one Manager, any one Manager may take any action permitted to be taken by the Managers. At any time that an Entity is a Manager, any Person who is so authorized on behalf of such Entity may take any action permitted to be taken by the Managers of the Company. No Member, other than a Manager, may take any action on behalf of the Company unless expressly authorized to do so by the Managers

     5.2 NUMBER, TENURE AND QUALIFICATIONS OF MANAGERS. The Company shall initially have two Managers. Any Manager shall serve until the earliest of: (i) resignation of such Manager, (ii) the death, Bankruptcy or adjudicated incompetency of such Manager, or (iii) the transfer or other disposition by such Manager of its Class A Member Membership Interest.

     5.3 CERTAIN POWERS OF MANAGERS. Without limiting the generality of Section 5.1, the Managers shall have power and authority on behalf of the Company or any Managed Entity:

         (a) To acquire property from any Person as the Managers may determine. The fact that any Member is directly or indirectly affiliated or connected with any such Person shall not prohibit the Managers from dealing with that Person.

         (b) To borrow money from banks, other lending institutions, the Members, or affiliates of the Members on such terms as the Managers deem appropriate, and in connection therewith, to hypothecate, encumber and grant security interests in the assets of the Company or, in the case of borrowing by a Managed Entity, assets of the Managed Entity, to secure repayment of the borrowed sums. No debt shall be contracted or liability incurred by or on behalf of the Company or any Managed Entity except by a Manager, or to the extent permitted under the Georgia Act, by agents or employees of the Company expressly authorized to contract such debt or incur such liability by a Manager.

         (c) To purchase liability and other insurance to protect the Company's and Managed Entities' properties and business.

         (d) To hold and own real and/or personal properties in the name of the Company or the Managed Entities, as the case may be.

         (e) To invest any Company or Managed Entity funds temporarily in checking accounts, time deposits, money market accounts or short-term governmental obligations.

         (f) To execute (or to authorize any Member to execute) on behalf of the Company or a Managed Entity all instruments and documents, including, without limitation, all documents and instruments for the Company contemplated by or in connection with the Company's ownership of interests in Managed Entities, checks; drafts; notes and other negotiable instruments; deeds to secure debt, mortgages or deeds of trust; security agreements; financing statements; documents providing for the acquisition, mortgage or disposition of the Company's or Managed Entities' properties, assignments; bills of sale; leases; partnership agreements; operating agreements of other limited liability companies; and any other instruments or documents necessary, in the opinion of the Managers, to conduct the business of the Company or the Managed Entities.

         (g) To employ accountants, legal counsel, managing agents or other experts to perform services for the Company or any Managed Entity.

         (h) To do and perform all other acts as may be necessary or appropriate to the conduct of the Company's and Managed Entities' businesses.

     5.4 MEMBER VOTING RIGHTS. Except as expressly provided in this Operating Agreement, the Members shall not have voting rights with respect to matters provided in Georgia Act Section 14-11-308.

     5.5 LIABILITY FOR CERTAIN ACTS. The Managers have not guaranteed nor shall have any obligation with respect to the return of a Member's Capital Contributions or profits from the operation of the Company. No Manager shall be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member except loss or damage resulting from intentional misconduct or knowing violation of law or a transaction for which such Manager received a personal benefit in violation or breach of the provisions of this Operating Agreement. The Managers shall be entitled to rely on information, opinions, reports or statements, including but not limited to financial statements or other financial data, prepared or presented in accordance with the provisions of Georgia Act Section 14-11-305.

     5.6 MEMBERS AND MANAGERS HAVE NO EXCLUSIVE DUTY TO COMPANY. Neither the Managers nor any Member shall be required to manage the Company as its sole and exclusive function and the Managers and the Members may have other business interests and may engage in other activities in addition to those relating to the Company, whether the same are competitive with the Company or otherwise. Neither the Company nor any Member shall have any right, by virtue of this Operating Agreement, to share or participate in such other investments or activities of the Managers or of any Member or to the income or proceeds derived therefrom.

     5.7 CERTAIN TRANSACTIONS. The Company is permitted in the normal course of its business to enter into transactions with any Member or Manager, or with any Affiliate of any Member or Manager, provided that (a) the proposed transaction is disclosed to all Members prior to its consummation and (b) the price and other terms of such transaction are fair to the Company and that the price and other terms of such transactions are not less favorable to the Company than those generally prevailing with respect to comparable transactions between unrelated parties. Georgia Act Section 14-11-307 relating to conflicting interest transactions shall not apply.

     5.8 BANK ACCOUNTS. The Managers may from time to time open bank accounts in the name of the Company, and only the Managers may determine the authorized signatories thereon.

     5.9 INDEMNITY OF THE MANAGERS, EMPLOYEES AND OTHER AGENTS. To the fullest extent permitted under Georgia Act Section 14-11-306, the Company shall indemnify the Managers, their employees and agents and make advances for expenses to the Managers with respect to such matters to the maximum extent permitted under applicable law. The Company shall indemnify its employees and other agents who are not a Manager to the fullest extent permitted by law.

     5.10 RESIGNATION. Any Manager of the Company may resign at any time by giving written notice to the Members of the Company. The resignation of any Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a Manager shall not affect the Manager's rights as a Member and shall not constitute his withdrawal as a Member.

     5.11 VACANCIES. Upon the resignation, death, Bankruptcy or adjudicated incompetency of a Manager, or the transfer by a Manager of its Membership Interest as a Class A Member, a replacement Manager shall be designated by the vote of (a) Class A Members owning a Majority Interest of the Class A Members and (b) the Class B Member (if at such time the Class B Member has voting rights pursuant to Section 6.10 hereof).

     5.12 COMPENSATION OF MANAGER. The Managers shall receive no compensation for their services to the Company. The Managers shall be reimbursed for all reasonable expenses paid to third parties and incurred in connection with managing the Company. Additionally, so long as WGGL Corp. holds a Class B Membership Interest, no fees shall be payable to the Managers, their Affiliates or any other Class A Member.

     5.13 DECISIONS REQUIRING CONSENT OF CLASS B MEMBER. The managers shall not take or cause or permit to be taken by the Company, any of the following actions without the consent of the Class B Member:

         (a) issue any Membership Interest which ranks in parity with, or senior to, in terms of allocation of profits and losses, distributions of cash from operations or distribution of cash from sales or refinancings, the interest held by the Class B Member or amend or otherwise modify the terms of Sections 9.1 and
9.2 hereof,

         (b) The refinancing of any loans secured by any one or more projects owned by the Company or by any Managed Entity,

         (c) making, or committing to make, capital expenditures with respect to one or more of the properties or projects held by the Company or any Managed Entity, which individually or in the aggregate will require payment by the Company in excess of $250,000; provided that the acquisition of the properties listed on Exhibit "C" attached hereto and incorporated by reference herein shall be deemed approved by all Members,

         (d) dissolving the Company or any Managed Entity, or

         (e) merging or otherwise consolidating the Company or any Managed Entity with or into any person other than the Class B Member.

     5.14 TERMINATION OF MANAGEMENT AGREEMENT. If the Managers terminate the Management Agreement prior to the expiration of its term, the Redemption Right provided in Section 12.3 shall be accelerated and exercisable by the Class B Member as of the date of such termination.

     5.15 MANAGEMENT AGREEMENT. The Members agree and acknowledge that if the Property Manager (and the Property Manager is WGGL Corp.) has been assigned the Management Agreement from an Affiliate of a Class A Member (or the Management Agreement is a sub-management agreement pursuant to which an Affiliate of a Class A Member subcontracts management responsibilities to the Property Manager), the Managers shall use their best efforts to obtain from each of the Company's Lenders an agreement permitting the Company to enter into the Management Agreement directly with the Property Manager. Notwithstanding anything to the contrary contained in this Agreement, the Members recognize and agree that the Agreement of Purchase and Sale between the Company and Double GFM Ventures, LLC, as Buyer, and certain Lane Company affiliates, as Sellers, fully executed on December 22, 1998 ("the Purchase and Sale Contract") provides for a transition period pursuant to which Double GFM Ventures, LLC will subcontract the management responsibilities for the seven (7) properties acquired in the "Initial Closing" (as that term is defined in the Purchase and Sale Contract) to Realty Management Corp. d/b/a The Lane Company ("RMC"). Further, the Members recognize and agree that with respect to certain other properties there may be a transition period during which the management of such properties may be performed by RMC pursuant to subcontracts with an Affiliate of a Class A Member. Finally, with respect to those properties identified on Exhibit "C" hereto as "Summercourt," "Summercourt II," "Summeroak" and "Summerwind," the Members recognize and agree that the foregoing properties will be managed by RMC until such time as the "Conversion Conditions" (as such term is defined in the Purchase and Sale Contract) with respect to the Summercourt II property have been satisfied and the "Earnout Amount" (as such term is defined in the Purchase and Sale Contract) with respect to the Summercourt II property has been paid.


                                  ARTICLE VI.

                              MEETINGS OF MEMBERS

     6.1 MEETINGS. Meetings of the Members, for any purpose or purposes, unless proscribed by statute, may be called by any Member or Manager.

     6.2 PLACE OF MEETINGS. The Members by agreement may designate any place, either within or outside the State of Georgia, as the place of meeting for any meeting of the Members. If no designation is made, or if a special meeting be called, the place of meeting shall be the principal executive office of the Company in the State of Georgia.

     6.3 NOTICE OF MEETINGS. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than three (3) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the person calling the meeting, to each Member entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered upon being deposited in the United States mail, addressed to the Member at its address as it appears on the books of the Company, with postage thereon prepaid.

     6.4 MEETING OF ALL MEMBERS. If all of the Members shall meet at any time and place, either within or outside of the State of Georgia, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any lawful action may be taken.

     6.5 RECORD DATE. For the purpose of determining Members entitled to notice of or to vote at any meeting of members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, such determination shall apply to any adjournment thereof.

     6.6 PROXIES. At all meetings of Members a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with a Member attending the meeting before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     6.7 ACTION BY MEMBERS WITHOUT A MEETING. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by the necessary Members entitled to vote and required to approve such action. Action taken under this Section is effective when the Members required to approve such action have signed the consent, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs such written consent. Written notice of such action effected by written consent shall be given to the Members who have not executed such written consent within sixty
(60) days after such action has been approved by the Members as herein provided.

     6.8 WAIVER OF NOTICE. When any notice is required to be given to any Member, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

     6.9 MEETING BY TELEPHONE. Members may also meet by conference telephone call if all Members participating can hear one another on such call and the requisite notice is given or waived.

     6.10 VOTING RIGHTS OF CLASS B MEMBER. The interests of the Class B
Member shall have no voting rights associated therewith, except as otherwise provided in this Operating Agreement. The Class B Membership Interest shall have all voting rights provided under this Operating Agreement and the Georgia Act and shall be entitled to participate in and vote at all meetings of Members if:

         (a) the amount payable by the Company pursuant to Section 12.3, upon the exercise by the Class B Member of its Redemption Right, is not paid in full by the 180th day following the date of the Notice to the Managers that the Class B Member is exercising its Redemption Right;

         (b) the Management Agreement is terminated prior to the expiration of its term and the Class B Member has not received the amount payable to it pursuant to Section 5.14; or

         (c) the Company has failed to make Distributions of Distributable Cash from Operations to the Class B Member for two consecutive fiscal quarters.


                                  ARTICLE VII.

                        RIGHTS AND OBLIGATIONS OF MEMBERS

     7.1 LIMITATION OF LIABILITY. Each Member's liability shall be limited as set forth in this Operating Agreement, the Georgia Act and other applicable law.

     7.2 NO LIABILITY FOR COMPANY OBLIGATIONS. No Member will have any personal liability for any debts or losses of the Company beyond his respective Capital Contributions, except as provided by law.

     7.3 LIST OF MEMBERS. Upon written request of any Member, the Managers shall provide a list showing the names and addresses of all Members and the other information required by Georgia Act Section 14-11-313 and maintained pursuant to
Section 11.2.

     7.4 PRIORITY AND RETURN OF CAPITAL. Except as may be expressly provided herein, no Member shall have priority over any other Member, either as to the return of Capital Contributions or as to Net Profits, Net Losses or distributions. This Section shall not apply to loans (as distinguished from Capital Contributions) which a Member has made to the Company.


                                 ARTICLE VIII.

               CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

     8.1 MEMBERS INITIAL CAPITAL CONTRIBUTIONS AND COMPANY PAYMENTS. Promptly following the request of the Company, the Class A Members shall contribute an aggregate amount of $20,000,000.00 as their Initial Capital Contribution to be divided among said Class A Members as set forth in Exhibit "A" and the Class B Member shall contribute an aggregate of $55,000,000.00 as its Initial Capital Contribution, of which the Class B Member shall contribute $13,000,000.00 on the date hereof, with the remaining portion of its Initial Contribution to be contributed on such dates and in such amounts as shall be mutually agreed to by the Managers and the Class B Member. On the date hereof, the Company shall pay Walden (as defined in Article III hereof) a one-time investment fee of $550,000.00, to reimburse Walden for its expenses in connection with the transaction contemplated by this Agreement. On the date hereof, the Company shall pay to the Class B Member a prepaid distribution for the period through December 31, 1998 in the amount of $12,822.00.

     8.2 ADDITIONAL CAPITAL CONTRIBUTIONS. No Member shall have any obligation to make any Capital Contribution in excess of its Initial Capital Contribution described in Section 8.1 above. The Managers may from time to time make a written request to the Members for such Additional Capital Contributions as are determined by the Managers to be necessary and appropriate in connection with the conduct of the business of the Company and ownership of its properties and in order to pay taxes, insurance premiums, principal and interest on indebtedness of the Company and various other costs of the operation of the Company and ownership of the Properties, including capital expenditures. Such Additional Capital Contributions shall be requested in proportion to the respective Membership Interests of each of the Members and shall be payable within ten (10) days of the written request from the Managers. If all Members do not make such Additional Capital Contributions on a timely basis, then the contributing Members shall have the opportunity, but not the obligation, to contribute such amounts to the Company that the noncontributing Members failed to contribute on a pro rata basis in accordance with their Membership Interests. Any opportunities to make such Additional Capital Contributions that are declined may be reoffered to the Members who have agreed to make such Additional Capital Contributions on a pro rata basis in proportion to their Membership Interests until the entire amount needed is contribute to the Company or said Members have declined to contribute any remaining amount. Any remaining amount may be loaned to the Company by Members with such interest and such other terms as may be agreed upon between the Members making such loans and the Company. Any such amounts which are not loaned or contributed to the Company by the Members may be borrowed by the Company from third parties in the discretion of the Managers.

     8.3 MAINTENANCE OF CAPITAL ACCOUNTS. A Capital Account shall be established and maintained for each Member. Each Member's Capital Account (a) shall be increased by (i) the amount of money contributed by that Member to the Company,
(ii) the fair market value of property contributed by that Member to the Company (net of liabilities secured by the contributed property that the Company is considered to assume or take subject to under Code Section 752), and (iii) allocations to that Member of Company income and gain (or items thereof), including income and gain exempt from tax and income and gain described in Regulations Section 1.704-1(b)(2)(iv)(g), but excluding income and gain described in Regulations Section 1.704-1(b)(4)(i), and (b) shall be decreased by
(i) the amount of money distributed to that Member by the Company, (ii) the fair market value of property distributed to that Member by the Company (net of liabilities secured by the distributed property that the Member is considered to assume or take subject to under Code Section 752), (iii) allocations to that Member of expenditures of the Company described in Code Section 705(a)(2)(B), and (iv) allocations of Company loss and deduction (or items thereof), including loss and deduction described in Regulations Section 1.704-1(b)(2)(iv)(g), but excluding items described in clause (b)(iii) above and loss or deduction described in Regulations Sections 1.704-1(b)(4)(i) or 1.704-1(b)(4)(iii). The Members' Capital Accounts also shall be maintained and adjusted as permitted by the provisions of Regulations Section 1.704-1(b)(2)(iv)(f) and as required by the other provisions of Regulations Sections 1.704-1(b)(2)(iv) and 1.704-1(b)(4), including adjustments to reflect the allocations to the Members of depreciation, depletion, amortization, and gain or loss as computed for book purposes rather than the allocation of the corresponding items as computed for tax purposes, as required by Regulations Section 1.704-1(b)(2)(iv)(g). A Member that has more than one Membership Interest shall have a single Capital Account that reflects all its Membership Interests, regardless of the class of Membership Interests owned by that Member and regardless of the time or manner in which those Membership Interests were acquired. On the transfer of all or part of a Membership Interest, the Capital Account of the transferor that is attributable to the transferred Membership Interest or part thereof shall carry over to the transferee Member in accordance with the provisions of Regulations Section 1.704-l(b)(2)(iv)(l). In any event, the Capital Accounts of the Members shall be determined and maintained throughout the term of the Company in accordance with the principles of Regulations Section 1.704-1(b)(2)(iv).


     8.4 DISTRIBUTION OF ASSETS. If the Company at any time distributes any of its assets in-kind to any Member, the Capital Account of each Member shall be adjusted to account for that Member's allocable share (as determined under Article X below) of the Net Profits or Net Losses that would have been realized by the Company had it sold the assets that were distributed at their respective fair market values immediately prior to their distribution.

     8.5 COMPLIANCE WITH CODE SECTION 704(b). The provisions of this Article VIII as they relate to the maintenance of Capital Accounts are intended, and shall be construed, and, if necessary, modified to cause the allocations of profits, losses, income, gain and credit pursuant to Article X to have substantial economic effect under the Regulations promulgated under Code Section 704(b), in light of the distributions made pursuant to Article IX and Article
XIII. Notwithstanding anything herein to the contrary, this Operating Agreement shall not be construed as creating a deficit restoration obligation.


                                   ARTICLE IX.

                            DISTRIBUTIONS TO MEMBERS

     9.1 DISTRIBUTABLE CASH FROM OPERATIONS. Distributable Cash from Operations received by the Company shall be declared on the 15th day (or if such day is not a business day, then on the next business day thereafter) prior to the end of each fiscal quarter and distributed on or prior to the 30th day (or if such day is not a business day, then on the next business day thereafter) following the end of each fiscal quarter (the "Operations Distribution Date") by the Managers in the following manner and order of priority:

         (a) First, to the Class B Member to pay any Overdue Amount;

         (b) Second, to the Class B Member to pay the Unpaid Class B Member First Preferred Return;

         (c) Third, to the Class A Members in proportion to and to the extent of each Class A Member's Unpaid Class A Member Preferred Return;

         (d) Fourth, to the Class B Member to pay the Unpaid Class B Member Second Preferred Return;

         (e) Fifth, to the Class B Member to pay the Unrepaid Class B Member Capital Contributions; and

         (f) Sixth, to the Class A Members in proportion to each Class A Member's Membership Interest.

     9.2 DISTRIBUTABLE CASH FROM SALES OR REFINANCINGS. Distributable Cash from Sales or Refinancings received by the Company shall be distributed by the Managers not later than fifteen (15) business days following the Company's receipt thereof (the "Sale Distribution Date") in the following manner and order of priority:

         (a) First, to the Class B Member to pay any Overdue Amount;

         (b) Second, to the Class B Member to pay the Unrepaid Class B Member Capital Contributions;

         (c) Third, to the Class B Member to pay the Unpaid Class B Member First Preferred Return;

         (d) Fourth, to the Class B Member to pay the Unpaid Class B Member Second Preferred Return;

         (e) Fifth, to the Class A Members in proportion to and to the extent of each Class A Member's Unpaid Class A Member Preferred Return; and

         (f) Sixth, to the Class A Members in proportion to each Class A Member's Membership Interest.

     9.3 PAYMENTS OF OVERDUE AMOUNT. If for any reason the Company does not pay on any Operations Distributions Date or any Sale Distribution Date to the Class B Member the total amount of Distributable Cash from Operations or Distributable Cash from Sales or Refinancings, as applicable, in respect of such holder's Membership Interest due on such Operations Distributions Date or Sale Distribution Date, the amount of such distribution which is not paid shall be treated as loaned to the Company and shall accrue interest at a rate equal to the Penalty Rate until such unpaid amount and the accrued and unpaid interest thereon (collectively, the "Overdue Amount") is paid in full. The Company shall pay the Overdue Amount as soon as possible, and shall not be required to wait until a distribution date to make such payment.

     9.4 INTEREST ON AND RETURN OF CAPITAL CONTRIBUTION. No Member shall be entitled to interest on its Capital Contribution or to return of its Capital Contribution, except as otherwise specifically provided for herein.

     9.5 LOANS TO COMPANY. Nothing in this Operating Agreement shall prevent any Member from making secured or unsecured loans to the Company by agreement with the Company, provided that the interest payable on such loans shall not exceed an amount per annum equal to the prime rate published in the Wall Street Journal on the dates such loans are made, plus 2%. The making of any loan by a Member shall not create any additional fiduciary duty between the Member and the

Company and shall not otherwise restrict the right to foreclose, or restrict any other legal remedies which may be exercised by the Member as may be provided to a third party creditor under law.


                                   ARTICLE X.

                             ALLOCATIONS AND TAXES

     10.1 ALLOCATIONS OF NET PROFITS. After giving effect to the allocations described in Sections 10.4, 10.5, and 10.6 hereof, the Net Profits of the Company for each Fiscal Year shall be allocated for both book and tax purposes as follows:

         (a) First, to the extent that Net Losses have been allocated to the Members under Section 10.3 for any prior Fiscal Year, Net Profits shall be allocated to the Members in proportion to and to the extent of the excess, if any, of the aggregate Net Losses allocated to such Members under Section 10.3 over the aggregate Net Profits previously allocated to such Members under this
Section 10.1(a);

         (b) Second, to the extent that Net Losses have been allocated to the Members under Section 10.2 for any prior Fiscal Year, Net Profits shall be allocated to the Members in the inverse order of priority to the manner in which such Net Losses were allocated, in proportion to and to the extent of the excess, if any, of the aggregate Net Losses allocated to such Members under
Section 10.2 over the aggregate Net Profits previously allocated to such Members under this Section 10.1(b);

         (c) Third, to the Class B Member to the extent of the excess, if any, of the aggregate amounts of distributions made to such Class B Member pursuant to Sections 9.1(a) and (b) and 9.2(a), (c) and (d) over the aggregate Net Profits previously allocated to such Class B Member pursuant to this Section 10.1(c) and Sections 10.1(f);

         (d) Fourth, to the Class A Members in proportion to and to the extent of the respective excesses, if any, of the aggregate amounts of distributions made to such Class A Members pursuant to Sections 9.1(c) and 9.2(e) over the aggregate Net Profits previously allocated to such Class A Members pursuant to this Section 10.1(d) and Section 10.1(g);

         (e) Fifth, to the Class B Member to the extent of the excess, if any, of the aggregate amounts of distributions made to such Class B Member pursuant to Section 9.1(d) over the aggregate Net Profits previously allocated to such Class B Member pursuant to this Section 10.1(e) and Section 10.1(h);

         (f) Sixth, to the Class B Member to the extent of the Unpaid Class B Member First Preferred Return;

         (g) Seventh, to the Class A Members in proportion to and to the extent of their respective Unpaid Class A Member Preferred Returns;

         (h) Eighth, to the Class B Member to the extent of the Unpaid Class B Member Second Preferred Return; and

         (i) Ninth, the remainder to the Class A Members in proportion to their respective Membership Interests.

     10.2 ALLOCATION OF NET LOSS. After giving effect to the allocations described in Sections 10.4, 10.5, and 10.6 hereof, the Net Losses of the Company for each Fiscal Year shall be allocated for both financial reporting and tax purposes as follows:

         (a) First, to the extent that Net Profits have been allocated to the Members under Section 10.1 for any prior Fiscal Year, Net Losses shall be allocated to the Members in the inverse order of priority to the manner in which such Net Profits were allocated, in proportion to and to the extent of the excess, if any, of the aggregate Net Losses allocated to such Members under
Section 10.2 over the aggregate Net Profits previously allocated to such Members under this Section 10.2(a);

         (b) Second, to the Class A Members in proportion to and to the extent of their respective positive Capital Account balances, if any;

         (c) Third, to the Class B Member to the extent of its positive Capital Account balance, if any; and

         (d) Fourth, the remainder to the Class A Members in proportion to their respective Membership Interests.

     10.3 LIMITATION ON NET LOSS ALLOCATION. Notwithstanding the provisions of
Section 10.2, if the amount of Net Loss for any Fiscal Year that would otherwise be allocated to a Member under Section 10.2 would cause or increase an Adjusted Capital Account Deficit of such Member as of the last day of such Fiscal Year, then an amount of such Net Loss equal to such excess shall be allocated to the other Members, in proportion to their respective Membership Interests, to the extent allowable under this Section 10.3, and the remainder of such Net Loss, if any, shall be allocated to that Member.

     10.4 NONRECOURSE DEDUCTIONS AND MEMBER NONRECOURSE DEDUCTIONS. Nonrecourse Deductions as defined in Regulations Section 1.704-2(c) shall be allocated according to the Membership Interest of each Member. Notwithstanding any provision hereof to the contrary, any item of Company loss, deduction, or expenditure described in Code Section 705(a)(2)(B) for any Fiscal Year (or any portion of any such item) that is required to be allocated to the Members under Regulations Section 1.704-2(i)(1) shall be allocated to the Members for such Fiscal Year in the manner so required by such Regulation.

     10.5 MINIMUM GAIN AND MEMBER NONRECOURSE DEBT MINIMUM GAIN CHARGEBACK. Notwithstanding any provision hereof to the contrary, any item of Company income or gain for any Fiscal Year (or any portion of any such item) that is required to be allocated to the Members under Regulations Sections 1.704-2(f) or 1.704-2(i)(4) shall be allocated to the Members for such Fiscal Year in the manner so required by such Regulations.

     10.6 QUALIFIED INCOME OFFSET. In the event any Member, in such capacity, unexpectedly receives an Offsettable Decrease, such Member will be allocated items of income and gain

(consisting of a pro rata portion of each item of partnership income and gain for such year) in an amount and manner sufficient to offset such Offsettable Decrease as quickly as possible.

     10.7 SECTION 704(c) ALLOCATION. Any item of income, gain, loss, and deduction with respect to any property (other than cash) that has been contributed by a Member to the capital of the Company, that is deemed to have been contributed to the capital of the Company under Code Section 708 and the Regulations promulgated thereunder, or that has been revalued in accordance with Regulations Section 1.704-1(b)(2)(iv)(f) and which is required to be allocated to the Members for income tax purposes under Code Section 704(c) or Regulations
Section 1.704-1(b)(2)(iv)(f) so as to take into account the variation between the tax basis of such property and its agreed upon fair market value at the time of its contribution or revaluation, as the case may be, shall be allocated to the Members solely for income tax purposes as so required using any method permitted by the Regulations as is determined by the Managers in its sole discretion.

     10.8 DISTRIBUTIONS ALLOCABLE TO NONRECOURSE LIABILITIES. The determination of whether any distribution by the Company pursuant to Article IX hereof is allocable to the proceeds of a nonrecourse liability of the Company shall be made by the Managers under any reasonable method in accordance with Regulations
Section 1.704-2(h)(2) which, to the extent possible, will prevent any such distribution from ultimately causing an allocation to one or more Members that will result in a distortion of the manner in which the Members intend to divide Company distributions under Articles IX and XIII hereof.

     10.9 CURATIVE ALLOCATIONS. The allocations set forth in Sections 10.4, 10.5 and 10.6 hereof (the "Regulatory Allocations") are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2. The Members do hereby acknowledge and agree that the Regulatory Allocations may not be consistent with the manner in which the Members intend to divide Company distributions. Accordingly, the Managers are hereby authorized and directed to divide other allocations of Net Profits and Net Losses (or portions thereof) among the Members in any reasonable manner so that, after such offsetting special allocations are made, the amount of each Member's Capital Account will be, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not a part of this Operating Agreement and all Company items had been allocated to the Members solely pursuant to Sections 10.1, 10.2 and 10.3 hereof.

     10.10 ELECTIONS. The Managers may make any tax elections for the Company allowed under the Code or the tax laws of any state or other jurisdiction having taxing jurisdiction over the Company.

     10.11 TAXES OF TAXING JURISDICTIONS. To the extent that the laws of any Taxing Jurisdiction requires, each Member requested to do so by the Managers will submit an agreement indicating that the Member will make timely income tax payments to the Taxing Jurisdiction and that the Member accepts personal jurisdiction of the Taxing Jurisdiction with regard to the collection of income taxes attributable to the Member's income, and interest, and penalties assessed on such income. If the Member fails to provide such agreement, the Company may withhold and pay over to such Taxing Jurisdiction income taxes with respect to such income. Any such payments with respect to the income of a Member shall be treated as a distribution for purposes of Article IX. The Managers may, where permitted by the rules of any Taxing Jurisdiction, file a composite, combined or aggregate tax return reflecting the income of the Company and pay the tax, interest and penalties of some or all of the Members on such income to the Taxing Jurisdiction, in which case the Company shall inform the Members of the amount of such tax, interest and penalties so paid. All amounts withheld by the Company pursuant to the Code or any provisions of state or local tax law from any payment or distribution to the Members and paid to any Taxing Jurisdiction or any other payment by the Company to any Taxing Jurisdiction pursuant to the Code or any provisions of state or local tax law on behalf of any Member shall be treated as amounts distributed to the relevant Member or Members pursuant to Sections 9.1 and 9.2.

     10.12 TAX MATTERS PARTNER. Rotterdam Ventures, Inc. shall be designated as the tax matter partner of the Company pursuant to Code Section 6231(a)(7). The tax matters partner shall take such action as may be necessary to cause each other Member to become a notice partner within the meaning of Code Section 6223.


                                   ARTICLE XI.

                                BOOKS AND RECORDS

     11.1 ACCOUNTING PERIOD. The Company's accounting period shall be the calendar year.

     11.2 RECORDS, AUDITS AND REPORTS. At the expense of the Company, the Managers shall maintain records and accounts of all operations and expenditures of the Company. The Company shall keep at its principal place of business the following records:

         (a) A current list of the full name and last known address of each Member and Manager;

         (b) Copies of records to enable a Member to determine the relative voting rights, if any;

         (c) A copy of the Articles of Organization of the Company and all amendments thereto;

         (d) Copies of the Company's federal, state, and local income tax returns and reports, if any, for the three most recent years;

         (e) Copies of the Company's written Operating Agreement, together with any amendments thereto;

         (f) Copies of any financial statements of the Company for the three most recent years.

     11.3 TAX RETURNS. So long as WGGL Corp. is a Class B Member, the Managers shall cause WGGL Corp. to prepare and timely file all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Schedules K-1 or estimated tax information if the Company's tax returns are not yet finalized shall be furnished to the Members by March 15th after the end of the Company's Fiscal Year and Schedules K-1 shall in all events be furnished to the Members no later than one hundred eighty (180) days following the end of the Company's Fiscal Year. Class A Member shall have the right to approve all tax returns.

     11.4 FINANCIAL STATEMENTS. So long as WGGL Corp. is a Class B Member, the Managers shall cause WGGL Corp. to prepare an annual audit of the Company's books and records through the use of a nationally recognized accounting firm which audit shall be completed and distributed to each of the Members no later than one hundred twenty (120) days following the end of each Fiscal Year. The audited financial statements shall be distributed to each of the Members within thirty (30) days following the receipt thereof by the Managers.

     11.5 PREPARATION OF RETURNS AND AUDITS. So long as WGGL Corp. holds a Class B Membership Interest, it shall prepare all tax returns and audits of the Company's books and records.


                                  ARTICLE XII.

                                TRANSFERABILITY

     12.1 PERMITTED TRANSFERS. A Member may transfer all or part of its Membership Interest to any Person who is not an Affiliate of such Member or who is not a Member, only with the prior written consent of any Manager and all other Members, which consent shall not be unreasonably withheld.

     12.2 ADMISSION OF TRANSFEREES AS MEMBER. Any Person who is a transferee of a Membership Interest pursuant to this Article XII and who is not a Member of the Company shall possess only the economic rights attributable to the transferred Membership Interest and shall not be a Member until:

         (a) the transferee executes a counterpart to this Operating Agreement; and

         (b) the Company receives from the transferee the information and agreements that the Managers may reasonably require, including, but not limited to, the taxpayer identifying number and any agreement that may be required by any Taxing Jurisdiction.

Unless and until such transferee is admitted as a Member, the voting rights of the Membership Interest shall be suspended.

     12.3 REDEMPTION RIGHT. The Class B Member shall have the right (the "Redemption Right") at any time after the fifth anniversary of the date on which it makes its Initial Capital Contribution (or at any time on or after such earlier date on which the Redemption Right becomes exercisable pursuant to
Section 5.14 hereof), to require the Company to redeem its entire Membership Interest at a redemption price equal to the sum of the Class B Member's Unrepaid Class B Member Capital Contributions, Unpaid Class B Member First Preferred Return plus the Unpaid Class B Member Second Preferred Return, all computed through the date on which the redemption of the Class B Member's Membership Interest occurs. The Redemption Right shall be exercised pursuant to a Notice delivered to all Managers by the Class B Member. The redemption price shall be payable in full in cash to the Class B Member no later than one hundred eighty (180) days following the date of the Notice to the Managers that the Class B Member is exercising its Redemption Right.

     12.4 EFFECT OF CERTAIN DISTRIBUTIONS TO CLASS B MEMBER. At such time that the Class B Member has received distributions hereunder of the sum of the Class B Member's Unrepaid Class B Member Capital Contributions, Unpaid Class B Member First Preferred Return plus the Unpaid Class B Member Second Preferred Return, all computed through the date on which the last such distribution to the Class B Member occurs, the Membership Interest of the Class B Member shall be terminated and the Class B Member shall have no further rights hereunder as a Member of the Company.

     12.5 WITHDRAWAL EVENTS.

         (a) The Company shall not be dissolved upon the Bankruptcy, dissolution, death, or adjudication of incompetency of a Member (any of which events being hereinafter referred to as a "Withdrawal Event" and the Member with respect to whom the Withdrawal Event occurred being hereinafter referred to as the "Withdrawing Member"), and the occurrence of a Withdrawal Event shall not, in and of itself, trigger the dissociation of the Withdrawing Member.

         (b) If a Member who is an individual dies or a court of competent jurisdiction adjudges him to be incompetent to manage his or her person or his or her property, the Member's executor, administrator, guardian, conservator, or other legal representative may exercise all of the Member's rights for the purpose of settling his or her estate or administering his or her property.

         (c) Upon a Withdrawal Event with respect to any Member, the Managers shall admit the successor-in-interest of the Withdrawing Member as a Member succeeding to all rights of the Withdrawing Member; provided, however, that if the Withdrawing Member was a Manager, a successor Manager shall be designated pursuant to Section 5.11. The admission of a successor-in-interest of a Withdrawing Member as a Member, without more, shall not release the Withdrawing Member from any liability or obligations to the Company or to the other Members that existed prior to such admission.

         (d) Section 14-11-405 of the Georgia Act which provides for the payment of the fair market value of a Member's interest in the Company upon an event of dissociation (other than the voluntary withdrawal of a Member or the redemption or transfer of a Member's Membership Interest) that does not result in dissolution shall not create any obligation of the Company to pay the fair market value of a Withdrawing Member's Membership Interest upon the occurrence of a Withdrawal Event.

                                  ARTICLE XIII.

                          DISSOLUTION AND TERMINATION

     13.1 DISSOLUTION.

         (a) The Company shall be dissolved upon the occurrence of any of the following events:

         (i) by the approval of the Class A Members owning a Majority Interest of the Class A Members and the Class B Member; or

         (ii) upon the sale of all or substantially all of the assets of the Company.

         (b) Except as expressly provided herein with respect to the Redemption Right of the Class B Member, no Member shall have the right to voluntarily withdraw from the Company under Section 14-11-601(c) of the Georgia Act or otherwise. Damages for breach of this Section 13.1(b) shall be monetary damages only (and no specific performance), and such damages may be offset against distributions by the Company to which the Withdrawing Member would otherwise be entitled.

     13.2 EFFECT OF DISSOLUTION. Upon dissolution, the Company shall cease to carry on its business, except as permitted by Georgia Act Section 14-11-605. Upon dissolution, the Managers shall file a statement of commencement of winding up pursuant to Georgia Act Section 14-11-606 and publish the notice permitted by Georgia Act Section 14-11-608.

     13.3 WINDING UP, LIQUIDATION AND DISTRIBUTION OF ASSETS.

         (a) Upon dissolution, an accounting shall be made by the Company's independent accountants of the accounts of the Company and of the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Managers shall immediately proceed to wind up the affairs of the Company.

         (b) If the Company is dissolved and its affairs are to be wound up, the Managers shall:

                  (i) Sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent the Managers may determine to distribute any assets to the Members in kind),

                  (ii) Allocate any profit or loss resulting from such sales to the Members in accordance with Article X hereof,

                  (iii) Discharge all liabilities of the Company, including liabilities to Members who are creditors, to the extent permitted by law, other than liabilities to Members for distributions, and establish such Reserves as may be reasonably necessary to provide for contingent liabilities of the Company,

                  (iv) The remaining assets shall be distributed to the Members in accordance with their positive Capital Account balances, either in cash or in kind as determined by the Managers, with any assets distributed in kind being valued for this purpose at their fair market value. Any distributions to the Members in respect of their Capital Accounts shall be made in accordance with the time requirements set forth in Regulations Section 1.704-1(b)(2)(ii)(b)(2).

         (c) If any assets of the Company are to be distributed in kind, the net fair market value of such assets as of the date of dissolution shall be determined by independent appraisal or by agreement of the Members. Such assets shall be deemed to have been sold as of the date of dissolution for their fair market value, and the Capital Accounts of the Members shall be adjusted pursuant to the provisions of this Operating Agreement to reflect such deemed sale.

         (d) Notwithstanding anything to the contrary in this Operating Agreement, upon a liquidation within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), if any Member has a deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any Capital Contribution, and the negative balance of such Member's Capital Account shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

         (e) Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

         (f) The Managers shall comply with any applicable requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

     13.4 CERTIFICATE OF TERMINATION. When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, a Certificate of Termination may be executed and filed with the Secretary of State of Georgia in accordance with Georgia Act Section 14-11-610.

     13.5 RETURN OF CONTRIBUTION NONRECOURSE TO OTHER MEMBERS. Except as provided by law or as expressly provided in this Operating Agreement upon dissolution, each Member shall look solely to the assets of the Company for the return of his Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash contribution of one or more Members, such Member or Members shall have no recourse against any other Member.


                                  ARTICLE XIV.

                            MISCELLANEOUS PROVISIONS

     14.1 BOOKS OF ACCOUNT AND RECORDS. Proper and complete records and books of account shall be kept or shall be caused to be kept by the Managers in which shall be entered fully and accurately all transactions and other matters relating to the Company's business in such detail and completeness as is customary and usual for businesses of the type engaged in by the Company. The books and records shall be at all time be maintained at the principal executive office of the Company and shall be open to the reasonable inspection and examination of the Members or their duly authorized representatives during reasonable business hours.

     14.2 APPLICATION OF GEORGIA LAW. This Operating Agreement, and the application or interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Georgia, and specifically the Georgia Act.

     14.3 DERIVATIVE ACTIONS. Notwithstanding Georgia Act Section 14-11-804, derivative actions brought on behalf of the Company may be discontinued or settled without court approval.

     14.4 NO ACTION FOR PARTITION. No Member has any right to maintain any action for partition with respect to the property of the Company.

     14.5 NOTICES. Except as may otherwise be expressly provided for in this Operating Agreement, all Notices hereunder shall be in writing and shall be sent by certified mail, return receipt requested, facsimile, courier, or overnight delivery service addressed to the parties at the address set forth herein or to such other address which any party shall have given to the other party for such purpose. Notices made by facsimile transmission shall be confirmed by originals sent by overnight delivery service. Any such Notice shall be deemed to be given on the date of actual delivery if such Notice, consent or other communication is delivered by hand or overnight courier service or the date shown on the return receipt as the date of receipt, rejection or first attempted delivery, if such Notice, consent or other communication is sent by registered or certified mail.

     14.6 EXECUTION OF ADDITIONAL INSTRUMENTS. Each Member hereby agrees to execute such other statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

     14.7 CONSTRUCTION. Whenever the singular number is used in this Operating Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

     14.8 HEADINGS. The headings, titles and captions in this Operating Agreement are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Operating Agreement or any provision hereof and in no way are to be construed to affect the meaning or construction of this Operating Agreement or any provision hereof.

     14.9 WAIVERS. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Operating Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

     14.10 RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies provided by this Operating Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

     14.11 HEIRS, SUCCESSORS AND ASSIGNS. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Operating Agreement, their respective heirs, legal representatives, successors and assigns.

     14.12 CREDITORS. None of the provisions of this Operating Agreement shall be for the benefit of or enforceable by any creditors of the Company.

     14.13 COUNTERPARTS. This Operating Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     14.14 EVIDENCE OF MEMBERSHIP INTERESTS. The Membership Interests in the Company shall be certificated and shall be deemed a "security" governed by
Article 8 of the Georgia Uniform Commercial Code.

     14.15 RESTRICTIONS ON ASSIGNMENT OF MEMBERSHIP INTERESTS. The Membership Interests offered hereunder are or may be considered a "security" under the Federal Securities Act of 1933, as amended (the "Federal Securities Act") or the Georgia Securities Act of 1973, as amended (the "Georgia Securities Act"). However, said interest HAS NOT BEEN REGISTERED under any of said acts, and no formal prospectus will be distributed to prospective offerees or purchasers. Instead, the Company will rely on the "private offering" exemptions from registration which are available under the Federal Securities Act and the Georgia Securities Act. Accordingly, the initial purchaser and any subsequent permitted assignee or purchaser of any Membership Interest covenants and warrants that he is acquiring the security solely for his own account for investment and not with a view to, or for resale in connection with, any distribution of such security within the meaning of the Federal Securities Act and the Georgia Securities Act and that he does not at the time of acquisition intend to resell, assign or otherwise dispose of all or any part of said security except as otherwise provided herein. Each purchaser of a Membership Interest must bear the economic risk of his investment for an indefinite period of time, because said interest has not been registered and, therefore, CANNOT BE SOLD, unless it is subsequently registered or a valid exemption from registration is available.

     14.16 AMENDMENTS. Amendments to this Operating Agreement shall be made in writing and approved in writing by all Members. 14.17 INVALIDITY . The invalidity or unenforceability of any particular provision of this Operating Agreement shall not affect the other provisions hereof, and the Operating Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted. If any particular provision herein is construed to be in conflict with the provisions of the Georgia Act, the Georgia Act shall control and such invalid or unenforceable provisions shall not affect or invalidate the other provisions hereof, and this Operating Agreement shall be construed in all respects as if such conflicting provision were omitted.

     14.18 ARBITRATION. Any dispute, controversy or claim arising out of or in connection with, or relating to, this Operating Agreement or any breach or alleged breach hereof shall, upon the request of any party involved, be submitted to, and settled by, arbitration in the City of Atlanta, State of Georgia, pursuant to the commercial arbitration rules then in effect of the American Arbitration Association (or at any time or at any other place or under any other form of arbitration mutually acceptable to the parties so involved). Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in the highest court of the forum, state or federal, having jurisdiction. The expenses of the arbitration shall be borne equally by the parties to the arbitration, provided that each party shall pay for and bear the cost of his own experts, evidence and counsel's fees, except that in the discretion of the arbitrator, any award may include the cost of a party's counsel if the arbitrator expressly determines that the party against whom such award is entered has caused the dispute, controversy or claim to be submitted to arbitration as a dilatory tactic.

     14.19 FURTHER ASSURANCES. The Members each agree to cooperate and to execute and deliver in a timely fashion any and all additional documents necessary to effectuate the purposes of the Company and this Operating Agreement.

     14.20 TIME. TIME IS OF THE ESSENCE OF THIS OPERATING AGREEMENT, AND TO ANY PAYMENTS, ALLOCATIONS AND DISTRIBUTIONS SPECIFIED UNDER THIS OPERATING AGREEMENT.

     14.21 ENTITY CHARACTERIZATION. It is the intention of the Members that the Company be treated as a partnership for income tax purposes. Pursuant to Regulations Section 301.7701-3(b)(iii), which became effective January 1, 1997, the Company expects to be treated as a partnership for tax purposes. The Managers are authorized to make a protective election to be treated as a partnership for federal income tax purposes on IRS Form 8832, Entity Classification Election, in the manner described in Regulations Section 301.7701-3(c). By executing this Operating Agreement, each of the Members hereby consents to any election made by the Manages for the Company to be treated as a partnership for federal income tax purposes.


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                         [SIGNATURES BEGIN ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties have executed this Operating Agreement as of the day and year first above written.




                                              MEMBERS

                                              W. ASPEN CLUB, INC.

                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------


                                              GALESI WOODLAKE, INC.

                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------


                                              PLACE VENTURES, INC.

                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------


                                              CREEK VENTURES, INC.

                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------



                       [SIGNATURES CONTINUED ON NEXT PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]
                [SIGNATURE PAGE TO AMENDED AND RESTATED OPERATING
                        AGREEMENT OF GGL VENTURES, LLC]




                                           FRANCESCO GALESI

                                           -------------------------------------


                                           FRANCESCO GALESI IRREVOCABLE
                                           GRANTOR TRUST

                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


                                           EASTWICK DEVELOPMENT CORP.

                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


                                           EQUINOX EQUITIES, INC.

                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------



                       [SIGNATURES CONTINUED ON NEXT PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]
                [SIGNATURE PAGE TO AMENDED AND RESTATED OPERATING
                        AGREEMENT OF GGL VENTURES, LLC]




                                           WASHINGTON AVENUE VENTURES, INC.

                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


                                           ROTTERDAM VENTURES, INC.

                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------



                       [SIGNATURES CONTINUED ON NEXT PAGE]

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]
               [SIGNATURE PAGE TO AMENDED AND RESTATED OPERATING
                        AGREEMENT OF GGL VENTURES, LLC]



                                           WGGL CORP.

                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


                       [SIGNATURES CONTINUED ON NEXT PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]
               [SIGNATURE PAGE TO AMENDED AND RESTATED OPERATING
                        AGREEMENT OF GGL VENTURES, LLC]



                                           MANAGERS

                                           GALESI WOODLAKE, INC.

                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


                                           ROTTERDAM VENTURES, INC.

                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                    EXHIBIT A

                                 CLASS A MEMBERS


Member                              Initial Capital Contribution      Membership Interest
----------------------------        ----------------------------      -------------------
W. Aspen Club, Inc.                 $       14,425.00                      0.0192%
Galesi Woodlake, Inc.                    1,282,000.00                      1.7093%
Place Ventures, Inc.                        34,378.00                      0.0458%
Creek Ventures, Inc.                       193,698.00                      0.2583%
Francesco Galesi                        10,557,039.00                     14.0761%
Francesco Galesi Irrevocable
    Grantor Trust                        3,994,999.00                      5.3267%
Eastwick Development Corp.                 239,651.00                      0.3195%
Equinox Equities, Inc.                     412,832.00                      0.5504%
Washington Avenue
    Ventures, Inc.                         175,124.00                      0.2335%
Rotterdam Ventures, Inc.                 3,095,854.00                      4.1278%

                                    EXHIBIT B

                              MANAGEMENT AGREEMENT

                                   EXHIBIT C

                               LIST OF PROPERTIES

------------------------------------------------------------------------------------------------------
         PROPERTY NAME             STREET ADDRESS                        COUNTY                STATE
------------------------------------------------------------------------------------------------------
1.       The Landings at           6520 Hillandale Drive                 Gwinnett              Georgia
         Peachtree Corners
------------------------------------------------------------------------------------------------------
2.       Pine Village East         2889 Panthersville Road               DeKalb                Georgia
------------------------------------------------------------------------------------------------------
3.       Pine Village North        2400 Post Village Drive               Cobb                  Georgia
------------------------------------------------------------------------------------------------------
4.       Reflections               205 S.W. 75th Street                  Alachua               Florida
------------------------------------------------------------------------------------------------------
5.       Summer Crossing           9200 Roberts Drive                    Fulton                Georgia
------------------------------------------------------------------------------------------------------
6.       Summer Lake               500 Pleasant Hill Road                Gwinnett              Georgia
------------------------------------------------------------------------------------------------------
7.       Summer Lakeside           6210 Peachtree Dunwoody Road          Fulton                Georgia
------------------------------------------------------------------------------------------------------
8.       Summer Place              5775 Summer Place Parkway             Jefferson             Alabama
------------------------------------------------------------------------------------------------------
9.       Summer Ridge              3789 Lawrenceville Highway            Gwinnett              Georgia
------------------------------------------------------------------------------------------------------
10.      Summercourt               6955 Tara Boulevard                   Clayton               Georgia
------------------------------------------------------------------------------------------------------
11.      Summercourt II            6903 Tara Boulevard                   Clayton               Georgia
------------------------------------------------------------------------------------------------------
12.      Summerglenn               6425 Oakley Road                      Fulton                Georgia
------------------------------------------------------------------------------------------------------
13.      Summeroak                 4911 South Cobb Drive                 Cobb                  Georgia
------------------------------------------------------------------------------------------------------
14.      Summerview                1173 North Hairston Road              DeKalb                Georgia
------------------------------------------------------------------------------------------------------
15.      Summerwind                6955 Tara Boulevard                   Clayton               Georgia
------------------------------------------------------------------------------------------------------
16.      Summerwood                680 Park Bridge Parkway               Fulton                Georgia
------------------------------------------------------------------------------------------------------
17.      Turtle Lake               1 Turtle Lake Drive                   Shelby                Alabama
------------------------------------------------------------------------------------------------------


                                      C-1